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                                                                    EXHIBIT (16)

                       FIRST AMERICAN STRATEGY FUNDS, INC.

                                POWER OF ATTORNEY
                                       FOR
                           N-14 REGISTRATION STATEMENT
                             (BALANCED FUND MERGER)

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas S. Schreier, Jr., James D.
Alt, Kathleen L. Prudhomme, Charles R. Manzoni, Jr., Richard J. Ertel, and
Jeffery M. Wilson, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form N-14 of First
American Strategy Funds, Inc., relating to the combination of First American
Balanced Fund, a series of First American Investment Funds, Inc., into Strategy
Growth & Income Allocation Fund, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

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
            Signature                           Title                Date
--------------------------------------   ------------------   ------------------


      /s/ Virginia L. Stringer
--------------------------------------   Chair of the Board   September 24, 2008
        Virginia L. Stringer                and Director


      /s/ Benjamin R. Field, III
--------------------------------------        Director        September 24, 2008
        Benjamin R. Field, III


         /s/ Roger A. Gibson
--------------------------------------        Director        September 24, 2008
           Roger A. Gibson


       /s/ Victoria J. Herget
--------------------------------------        Director        September 24, 2008
         Victoria J. Herget


         /s/ John P. Kayser
--------------------------------------        Director        September 24, 2008
           John P. Kayser


      /s/ Leonard W. Kedrowski
--------------------------------------        Director        September 24, 2008
        Leonard W. Kedrowski


       /s/ Richard K. Riederer
--------------------------------------        Director        September 24, 2008
         Richard K. Riederer


        /s/ Joseph D. Strauss
--------------------------------------        Director        September 24, 2008
          Joseph D. Strauss


          /s/ James M. Wade
--------------------------------------        Director        September 24, 2008
            James M. Wade